UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51471	20-2902156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2006, Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Bronco Drilling Holdings, L.L.C., a Delaware limited liability Company (“Holdings”) and Jefferies & Company, Inc. and Johnson Rice & Company L.L.C., as representatives of the underwriters identified therein (the “Underwriters”). The Underwriting Agreement relates to the offer and sale by the Company of 1,700,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and by Holdings of 1,300,000 shares of Common Stock. Holdings has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an aggregate of 450,000 additional shares of Common Stock at the offering price per Share. The Underwriters may exercise this option solely to cover overallotments, if any, made in connection with the offering. The price per Share to the Underwriters is $21.65, and the Underwriters will initially offer the Shares to the public at $22.75 per Share. The offering of the Shares was made under a Registration Statement on Form S-1 (File No. 333-131420) filed on January 31, 2006, as amended by Amendment No. 1 to the Registration Statement, filed on March 7, 2006 and Amendment No. 2 to the Registration Statement, filed on March 17, 2006 (collectively, the “Registration Statement”), including a prospectus dated March 24, 2006 (the “Prospectus”). The Shares are expected to be delivered to the Underwriters on March 29, 2006.

The Underwriting Agreement provides that the Underwriters’ obligations to purchase the Shares depend on the satisfaction of the conditions contained in the Underwriting Agreement. The conditions contained in the Underwriting Agreement include the condition that the representations and warranties made by the Company to the Underwriters are true, that there has been no material adverse change to the Company’s condition or in the financial markets and that the Company delivers to the Underwriters customary closing documents. The Underwriters are obligated to purchase all of the Shares (other than those covered by the over-allotment option described above) if they purchase any of the Shares.

The Company and Holdings have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities. In addition, in connection with the offering, the Company, the Company’s officers and directors and Holdings have agreed that, for a period of 90 days after the date of the Prospectus, sell, offer, contract or grant any option to sell, pledge or transfer, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act of 1933, as amended, in respect of, any shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, except for the sale of shares of Common Stock to the Underwriters in the offering and the issuance of shares of Common Stock, options to purchase shares of Common Stock or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment or replacement of such plan.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 24, 2006, the Company issued a press release announcing the pricing of the underwritten public offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 24, 2006 announcing pricing of the underwritten public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: March 24, 2006	By:	/s/ Zachary M. Graves
Zachary M. Graves
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 24, 2006 announcing pricing of the underwritten public offering.